EXHIBIT 99.2

October 28, 2013                                 FOR IMMEDIATE RELEASE                                      Media Contact: Steve Hollister, 727.567.2824                                     Investor Contact: Paul Shoukry, 727.567.5133                                                  raymondjames.com/media

RAYMOND JAMES FINANCIAL BOARD
ANNOUNCES SHAREHOLDER MEETING

ST. PETERSBURG, Fla. - The Raymond James Financial Board of Directors today announced that the annual shareholders’ meeting will be held Thursday, February 20, 2014, at 4:30 p.m. ET, at Raymond James Financial’s headquarters in St. Petersburg. Shareholders of record as of December 13, 2013, will be eligible to vote.

About Raymond James Financial, Inc.

Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its three principal wholly owned broker/dealers, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd., have approximately 6,200 financial advisors serving more than 2.5 million accounts in approximately 3,000 locations throughout the United States, Canada and overseas. In addition, total client assets are approximately $425 billion.